Exhibit 4.19

23 August 2011

Mark Fullerton

Chorus Business Development Manager

Telecom Place

Private Bag 92028

Auckland 1142

Network Infrastructure Project Agreement dated 24 May 2011 between Crown Fibre Holdings Limited and Telecom Corporation of New Zealand Limited (the NIPA)

CFH and TCNZ agreed to extend certain dates for agreeing and approving the Initial Network Deployment Plan by letter dated 24 June 2011.

CFH and TCNZ have been working diligently towards agreeing the Initial Network Deployment Plan for the period to 30 June 2012. While good progress has been made by each party’s respective teams, further work is required to complete the Initial Network Deployment Plan.

This letter documents CFH’s approval of certain aspects of the Initial Network Deployment Plan, and CFH and TCNZ’s agreement to further extend the dates for finalising the Initial Network Deployment Plan by amendment to the NIPA in accordance with clause 22.9.

In order for TCNZ to progress the detailed design of the initial deployment areas, CFH approves:

a)	the list of deployment areas set out in Annexure 1 (as modified to reflect TCNZ actual build area boundaries), for the initial deployment period to 30 June 2012; and

b)	agrees to reduce the Minimum Annual Build Commitment Performance Milestone (MABPM) set out in clause 2.2(e) of Schedule 3 of the NIPA for FY12 from 52,000 to 43,000 Premises to be Passed. This is the estimated number of premises within the Deployment Areas set out in Annexure 1. To the extent the actual number of premises within the Deployment Areas set out in Annexure 1 falls short of 52,000 Premises, TCNZ agrees that it will use reasonable endeavours to pass additional Premises within Priority 1 Contingency Deployment Areas set out in Annexure 2 to target 52,000 Premises Passed in FY12. Any premises within the agreed Priority 1 Contingency Deployment Areas set out in Annexure 2 that are not Passed in FY12 will be Passed as additional Premises in the first 6 months of the FY13 deployment period. For the avoidance of doubt, the cumulative Minimum Number of Premises to be Passed for the FY12 and FY13 periods is 149,000.

CFH’s approval of the initial deployment areas is conditional on TCNZ offering to provide Business Services in the Blue Zone areas (address counts of which are listed in Annexure 3) according to the agreed UFB Price Book. Business Services are services that are substantially similar to the specified services (key difference is provisioning SLA’s) that have a price point of greater than or equal to $175 per month.

The Premises numbers in column four of Annexure 1 and Annexure 2 are estimates based on Statistics New Zealand Area Unit premise data provided by CFH. TCNZ will confirm the actual number of premises to be Passed (based on TCNZ actual build Area Unit boundaries) on completion of the detailed design stage for each area unit. The Initial Deployment Plan will be modified as detailed designs are completed to reflect the actual numbers of Premises per the detailed design and this will allow milestones to be accurately represented and fairly measured. While this will not give rise to a further variation to the MABPM for FY12, TCNZ agrees that it is required to pass all premises within the deployment areas set out in Annexure 1 and Annexure 2 by 31 December 2012.

TCNZ and CFH agree that all remaining elements of the Initial Network Deployment Plan (including without limitation the milestones and the order of area unit deployment) will be agreed by the parties by 19 August 2011, with CFH having final approval of those elements of the Initial Network Deployment Plan as set out in clause 2.1(a) of Schedule 3 of the N1PA. CFH will notify Telecom of such finalised elements no later than 26 August 2011.

For the avoidance of doubt, CFH in exercising its final approval under clause 2.1(a) of Schedule 3 of the NIPA will not extend to changing the list of deployment areas set out in Annexure 1 or the Minimum Annual Build Commitment Performance Milestone for FY12 as varied by this letter.

CFH and TCNZ agree that:

a)	the NIPA amendments set out in this letter will be effective as of and from the date this letter is countersigned by Telecom;

b)	the NIPA as amended by this letter, and the respective rights and obligations of TCNZ and CFH under the NIPA, will continue in full force and effective;

c)	this letter is governed by and must be construed in accordance with the laws of New Zealand; and

d)	any capitalised term defined in the NIPA has the same meaning when used in this fetter.

Please countersign and return the enclosed copy of this letter to confirm TCNZ’s agreement to these amendments to the NIPA.

Yours sincerely,

Graham Mitchell	Sean Wynne
Chief Executive Officer	Chief Commercial Officer

TCNZ agrees to the terms of this letter dated 23 August 2011.

Paul Reynolds
Chief Executive Officer

/s/ Paul Reynolds
Telecom Corporation of New Zealand Limited

Name:	Date:

Annexure 1: Deployment Areas and Estimated Premises

Candidate Area	Urban Area	Area Unit	Estimated Premises
Auckland	Central Auckland	Rosebank	1,403
Auckland	Northern Auckland	Albany	526
Auckland	Northern Auckland	North Harbour East	1,303
Auckland	Northern Auckland	North Harbour West	1,090
Auckland	Northern Auckland	Windsor Park	729
Auckland	Central Auckland	Grey Lynn West	910
Auckland	Central Auckland	Herne Bay	754
Auckland	Central Auckland	Ponsonby West	783
Auckland	Central Auckland	Remuera West	905
Auckland	Southern Auckland	Burswood	582
Auckland	Southern Auckland	Dannemora	1,087
Auckland	Southern Auckland	East Tamaki	1,869
Auckland	Central Auckland	Waiata	1,163
Auckland	Central Auckland	Waitaramoa	1,243
Auckland	Central Auckland	Orakei South	1,121
Auckland	Northern Auckland	Unsworth Heights	1,613

Blenheim	Blenheim	Blenheim Central	1,522
Blenheim	Blenheim	Springlands	1,491
Rotorua	Rotorua	Kuirau	599
Rotorua	Rotorua	Fenton	508
Rotorua	Rotorua	Mangakakahi	1,237
Rotorua	Rotorua	Fairy Springs	807
Rotorua	Rotorua	Ohinemutu	118
Rotorua	Rotorua	Victoria	616
Taupo	Taupo	Taupo Central	1,694

Ashburton	Ashburton	Ashburton Central East	927
Ashburton	Ashburton	Ashburton Central West	544
Dunedin	Dunedin	Stuart St-Frederick St	758
Dunedin	Dunedin	Otago University	718
Masterton	Masterton	Masterton Central	570
Masterton	Masterton	Masterton West	1,137
Napier-Hastings	Napier	Hospital Hill	1,188
Napier-Hastings	Napier	Westshore	502
Napier-Hastings	Napier	Onekawa West	494
Palmerston North	Palmerston North	Palmerston North Hospital	978
Palmerston North	Palmerston North	Palmerston North Central	1,299
Palmerston North	Palmerston North	Papaeoia	997
Wellington	Wellington	Churton	2,192
Wellington	Lower Hutt	Kelson	1,000
Wellington	Porirua	Endeavour	1,167
Wellington	Porirua	Discovery	920
Wellington	Porirua	Mana-Camborne	941
Wellington	Porirua	Papakowhai	1,248

		Total		43,253

Annexure 2: Contingency Deployment Areas and Estimated Premises

Priority 1
Timaru	Timaru	Maori Park	397	3	43,650
Timaru	Timaru	Highfield	1,331	2	44,981
Timaru	Timaru	Washdyke	526	1	45,507
Timaru	Timaru	Seaview	1,366	1	46,873
Wellington	Lower Hutt	Melling	210	1	47,083
Blenheim	Blenheim	Whitney	1,796	3	48,879

Invercargill	Invercargill	Richmond	1,193	3	50,072

Invercargill	Invercargill	Otakaro Park	623	1	50,695
Dunedin	Dunedin	Maori Hill	755	1	51,450

Priority 2

Auckland	Northern Auckland	Greenhithe	2,279	1	53,729

Auckland	Northern Auckland	Glenfield North	1,578	1	55,307

Auckland	Northern Auckland	Target Road	2,166	1	57,473

Key – Annexure 1 & 2

Area Units comprising 43k - Penalties regime applies

Additional 9k premises which will be built on a reasonable endeavours basis and rolled into first 6 months of next period if not completed in FY12

5k premises contingency that will roll into first 6 months of next build period if not completed in FY12

Annexure 3: Blue Zone Developed Addresses

LFC Region	Blue Zone Name	Developed Addresses
AR: Ashburton	AR: Ashburton	798	1
AK: Hibiscus Coast/Redbeach	RRD Silverdale	470	1
PUK: Pukekohe	PUK Adams Dr	96	1
PUK: Pukekohe	PUK Central	652	1
BM: Blenheim	BM: Blenheim	449	1
BM: Blenheim	BM: Witherlea	6	1
TU: Timaru	WAY: Washdyke	141	1
TU: Timaru	TU: Timaru	636	1
OU: Oamaru	OU: Oamaru	441	1
OU: Oamaru	OUN: Oamaru North	333	1
DN: Dunedin	DN: Dunedin	4419	1
DN: Dunedin	NVY: North East Valley	86	1
DN: Dunedin	NVY: Otago University Aquinas	2	1
DN: Dunedin	MHL: Moari Hill	1	1
DN: Dunedin	SOD: South Dunedin	992	1
GS: Gisbourne	Gisborne: Awapuni/Lytton	24	1
GS: Gisbourne	Gisborne CBD	220	1
GM: Greymouth	GM: Greymouth	850	1
PM: Palmerston North	PM	1838	1
QST: Queenstown	QST: Queenstown	945	1
QST: Queenstown	WPU: Remarkables	40	1
RO: Rotorua	Rotorua SME	1967	1
TPO: Taupo	Taupo	221	1
IN: Invercargill	INE Racecourse	7	1
IN: Invercargill	IN: Invercargill	853	1
LVN: Levin	LEVIN SME	597	1
Kapiti: Paraparaumu	PRM SME AREA	1738	1
MS: Masterton	MS SME area	374	1
MS: Masterton	Solway Business Park	135	1
NA: Hastings	Hastings Zone 1	1623	1
NA: Napier	Napier CBD	1153	1
NA: Napier	Napier: Lever/Ossian	20	1
NN: Nelson	NN: Nelson	1319	1
NN: Nelson	RD: Richmond	403	1
NN: Nelson	STK: Stoke	2141	1
WHK: Whakatane	Whakatane	362	1
AK: Auckland	Brown Bay West	746	1
AK: Auckland	Albany area	2438	1
AK: Auckland	PAK Great South Rd	1093	1
AK: Auckland	MKY Central	1142	1
AK: Auckland	ETM Central	1325	1
AK: Auckland	ELL Great South Rd	1493	1
AK: Auckland	Avodale Rosebank	2454	1
AK: Auckland	Massey Westgate	61	1

AK: Auckland	Henderson area	2496	1
AK: Auckland	New Lynn Gt North Rd	292	1
AK: Auckland	Auckland MDR	25997	1
AK: Auckland	Remuera SME	3344	1
AK: Auckland	Takapuna area	3247	1
AK: Auckland	Glenfield Bently Ave	220	1
AK: Auckland	Birkdale beachaven	49	1
AK: Auckland	Glenfield Wairau	1147	1
AK: Auckland	Birkenhead Northcote	43	1
AK: Auckland	TMK Central	451	1
AK: Auckland	ELL East area	1919	1
AK: Auckland	TMK Morrin Ave	510	1
AK: Auckland	Mount Eden north	540	1
AK: Auckland	MT Albert St lukes	527	1
AK: Auckland	Ponsonby area	2182	1
AK: Auckland	ON Central	2386	1
AK: Auckland	MRE Ascot Area	747	1
AK: Auckland	OH Saleyards RD	401	1
AK: Auckland	Otahuhu	1282	1
AK: Auckland	MWN Central	417	1
AK: Auckland	TMK Carbine	330	1
AK: Auckland	PGA Central	118	1
AK: Auckland	POP Hunters	247	1
AK: Auckland	OAA Central	207	1
AK: Auckland	POP Central area	106	1
AK: Auckland	MRE Favona Rd	287	1
AK: Auckland	ON Mangere Bridge	277	1
AK: Auckland	MRE Tidal Rd	100	1
AK: Auckland	MRE Central	122	1
AK: Auckland	POP Wiri area	514	1
AK: Auckland	MNR Browns Rd	91	1
AK: Auckland	POP Manukau area	18	1
AK: Auckland	MNR Dalgety Dr	39	1
AK: Auckland	HCK Central	226	1
AK: Auckland	HCK Moore St	218	1
AK: Auckland	HCK Highland Park	137	1
AK: Auckland	PGA Lomond	97	1
AK: Auckland	HCK Botany	22	1
AK: Auckland	HCK Meadowland	58	1
AK: Auckland	OAA East Tamaki Rd	920	1
AK: Auckland	MNR Central	102	1
AK: Auckland	MNR Spartan Rd	258	1
AK: Auckland	PAK Hunua Rd	227	1
WN: Wellington	Wellington	4094	1
WN: Wellington	Porirua SME feeder	188	1
WN: Wellington	Aotea SME area	31	1
WN: Wellington	Porirua Business SME Extn	137	1

WN: Wellington	PRO Kenepuru SME area	21	1
WN: Wellington	Lower Hutt SME	1037	1
WN: Wellington	PTN Install 96 fibre SME ring	1371	1
WN: Wellington	TWA Grenada	520	1
WN: Wellington	Avalon fibre	312	1
WN: Wellington	LHT Woburn Rd	99	1
WN: Wellington	PTN/LHT Railway Ave fibre link	865	1
WN: Wellington	UP Install 96 fibre SME netwk	835	1
WN: Wellington	UP 96 SME fibre Lane St	352	1
WN: Wellington	Courtenay Place	7090	1
WN: Wellington	Wellington South	307	1
WN: Wellington	KIL Tacy/Rongotai SME-2	44	1
WN: Wellington	KIL Tacy/Rongotai SME-1	66	1
WN: Wellington	KIL Rongotai	513	1
WN: Wellington	Miramar	1460	1